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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM T-1

        STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)________

                            ======================

                            BANKERS TRUST COMPANY
             (Exact name of trustee as specified in its charter)

           NEW YORK                                      13-4941247
(Jurisdiction of Incorporation                        (I.R.S. Employer
 if not a U.S. national bank)                        Identification no.)

        FOUR ALBANY STREET
        NEW YORK, NEW YORK                                   1006
      (Address of principal                               (Zip Code)
        executive offices)

                            ======================

                        AVCO FINANCIAL SERVICES, INC.
             (Exact name of obligor as specified in the charter)

            DELAWARE                                        13-2530491
(State or other jurisdiction of                          (I.R.S. employer
Incorporation or organization)                         Identification no.)

       3349 MICHELSON DRIVE
        IRVINE, CALIFORNIA                                     92715
(Address of principal executive offices)                    (Zip Code)

                            ======================

                               DEBT SECURITIES
                     (Title of the indenture securities)

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                                Exhibit 25(c)

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                                     -2-



ITEM 1.         GENERAL INFORMATION.

                Furnish the following information as to the trustee.

                (a) Name and address of each examining or supervising authority to which it is subject.

                Name                                            Address
                ----                                            -------

                Federal Reserve Bank (2nd District)             New York, NY
                Federal Deposit Insurance Corporation           Washington, D.C.
                New York State Banking Department               Albany, NY

                (b) Whether it is authorized to exercise corporate trust powers.

                        Yes.

ITEM 2.         AFFILIATIONS WITH OBLIGOR.

                If the obligor is an affiliate of the Trustee, describe each such affiliation.

                None.

ITEM 3.-15.     NOT APPLICABLE.

ITEM 16.        LIST OF EXHIBITS.

                EXHIBIT 1 -     Restated Organization Certificate of Bankers
                                Trust Company dated August 7, 1990 and
                                Certificate of Amendment of the Organization
                                Certificate of Bankers Trust Company dated
                                March 28, 1994 - Incorporated herein by
                                reference to Exhibit 1 filed with Form 1
                                Statement, Registration No. 33-79862.

                EXHIBIT 2 -     Certificate of Authority to commence business -
                                Incorporated herein by reference to
                                Exhibit 2 filed with Form T-1 Statement,
                                Registration No. 33-21047.

                EXHIBIT 3 -     Authorization of the Trustee to exercise
                                corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1
                                Statement, Registration No. 33-21047.

                EXHIBIT 4 -     Existing By-Laws of Bankers Trust Company,
                                dated as amended on September 21, 1993.
                                - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No.
                                33-52359.










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                                     -3-



                EXHIBIT 5 -     Not applicable.

                EXHIBIT 6 -     Consent of Bankers Trust Company required by
                                Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

                EXHIBIT 7 -     A copy of the latest report of condition of
                                Bankers Trust Company dated as of December 31,
                                1994 - (copy attached).

                EXHIBIT 8 -     Not Applicable.

                EXHIBIT 9 -     Not Applicable.

Bankers Trust                 Call Date: 12/31/94     ST-BK: 36-4840   FFIEC 031
130 Liberty Street
New York, NY 10006            Vendor ID: D            CERT: 00623      Page RC-2

Transit Number: 21001033                                                   12

Schedule RC -- Continued

                                                                                    Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:                                                                      RCOH
    a.  In domestic offices (sum of totals of                                      ----
       solumns A and C from Schedule RC-E, part I) ............................... 2200...  8,291,000     13.a
                                                           RCON
                                                           ----
        (1) Noninterest-bearing (1) .....................  6631 ........ 3,454,000         ..........     13.a.1
        (2) Interest-bearing.............................  6636 ........ 4,837,000         ..........     13.a.2
                                                                                   RCFM
    b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs (from        ----
        Schedule RC-E, part II)................................................... 2200... 18,191,000     13.b
                                                           RCFN
                                                           ----
        (1) Noninterest-bearing (1)......................  6631 ........    555,000         .........     13.b.1
        (2) Interest-bearing.............................  6636 ........ 17,636,000         .........     13.b.2
14.  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and
     in IBFs:                                                                      RCFD
                                                                                   ----
     a. Federal funds purchased................................................... 0278...  4,394,000    14.a
     b. Securities sold under agreements to repurchase............................ 0279...    384,000    14.b
                                                                                   RCON
                                                                                   ----
15.  a. Demand notes issued to the U.S. Treasury.................................. 2840...          0    15.a
                                                                                   RCFD
                                                                                   ----
     b. Trading liabilities......................................................  3548... 20,461,000    15.b

16.  Other borrowed money:
     a. With original maturity of one year or less...............................  2332...  8,527,000    16.a
     b. With original maturity of more than one year ............................  2333...  1,995,000    16.b
17.  Mortgage indebtedness and obligations under capitalized leases..............  2910...     36,000    17.
18.  Bank's liability on acceptances executed and outstanding ...................  2920...    379,000    18.
19.  Subordinated notes and debentures...........................................  3200...  1,220,000    19.
20.  Other liabilities (from Schedule RC-G)......................................  2930...  6,792,000    20.
21.  Total liabilities (sum of items 13 through 20)..............................  2948... 70,670,000    21.
22.  Limited-life preferred stock and related surplus............................  3282...          0    22.

                                                                                   RCFD
EQUITY CAPITAL                                                                     ----
23.  Perpetual preferred stock and related surplus..............................   3838...    250,000    23.
24.  Common stock...............................................................   3230...    852,000    24.
25.  Surplus (exclude all surplus related to preferred stock)...................   3839...    498,000    25.
26.  a. Undivided profits and capital reserves..................................   3632...  2,875,000    25.a
     b. Net unrealized holding gains (losses) on available-for-sale securities..   8434...     19,000    26.a
27.  Cumulative foreign currency translation adjustments........................   3284...   (344,000)   27.
28.  Total equity capital (sum of items 23 through 27)..........................   3210...  4,150,000    28.
29.  Total liabilities, limited-life preferred stock, and equity capital (sum
     of items 21, 22, and 28)...................................................   3300... 74,820,000    29.

MEMORANDUM
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best   RCFD    Number
    describes the most comprehensive level of auditing work performed for the      ----    ------
    bank by independent external auditors as of any date during 1993............   6724...   N/A         M.1


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately).
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work
-------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.




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Bankers Trust          Call Date: 12/31/94       ST-BK: 36-4840     FFIEC  031
130 Liberty Street     Vendor ID: D              CERT:    00623     Page RC- 1

Transit Number: 21001033                                                    11

Consolidated Report of Condition for Insured Commercial and
State-Chartered Savings Banks for December 31, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet



                                                                                                          C400<--
                                                                                       Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------
ASSETS
 1.  Cash and balances due from depository institutions (from Schedule RC-A):          RCFD
                                                                                       ----
     a.  Noninterest-bearing balances and currency and coin(1)........................ 0081 . .    2,023,000     1.a
     b.  Interest-bearing balances(2)................................................. 0071 . .    3,680,000     1.b
 2.  Securities:
     a.  Held-to-maturity securities (from Schedule RC-B, column A)................... 1754 . .            0     2.a
     b.  Available-for-sale securities (from Schedule RC-B, column D)................. 1773 . .    3,934,000     2.b
 3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
     a.  Federal funds sold........................................................... 0276 . .    5,382,000     3.a
     b.  Securities purchased under agreements to resell.............................. 0277 . .      133,000     3.b
 4.  Loans and lease financing receivables:
     a.  Loans and leases, net of unearned income       RCFD
                                                        ----
         (from Schedule RC-C).......................... 2122 . .   17,269,000                      . . . . .     4.a
     b.  LESS: Allowance for loan and lease losses..... 3123 . .    1,178,000                      . . . . .     4.b
     c.  LESS: Allocated transfer risk reserve......... 3128 . .            0                      . . . . .     4.c
     d.  Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b and 4.c).......................... 2125 . .   16,091,000     4.d
 5.  Assets held in trading accounts.................................................. 3545 . .   34,364,000     5.
 6.  Premises and fixed assets (including capitalized leases)......................... 2145 . .      872,000     6.
 7.  Other real estate owned (from Schedule RC-M)..................................... 2150 . .      272,000     7.
 8.  Investments in unconsolidated subsidiaries and associated companies (from
     Schedule RC-M)................................................................... 2130 . .      209,000     8.
 9.  Customers' liability to this bank on acceptances outstanding..................... 2155 . .      378,000     9.
10.  Intangible assets (from Schedule RC-M)........................................... 2143 . .        9,000    10.
11.  Other assets (from Schedule RC-F)................................................ 2160 . .    7,473,000    11.
12.  Total assets (sum of items 1 through 11)......................................... 2170 . .   74,820,000    12.

----------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.







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                                  SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 22nd day of March, 1995.

                                        BANKERS TRUST COMPANY



                                        By:  Mark Woodward
                                             ------------------------
                                             Mark Woodward
                                             Assistant Vice President